Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	New GGP, Inc. (GGP)
Date of Event Requiring Statement:	November 5, 2010

Exhibit 99.3 - Joint Filers’ Signatures

Trilon Bancorp Inc.

By: /s/ Aleks Novakovic	Date: November 5, 2010
Name: Aleks Novakovic
Title: Vice-President

By: /s/ Joseph Freedman
Name: Joseph Freedman
Title: Vice-President

Brookfield Asset Management Private Institutional Capital Adviser (Canada) LP

By: Brookfield Private Funds Holdings Inc., its general partner

By: /s/ Karen Ayre	Date: November 5, 2010
Name: Karen Ayre
Title: Vice President

Brookfield Private Funds Holdings Inc.

By: /s/ Karen Ayre	Date: November 5, 2010
Name: Karen Ayre
Title: Vice President

By: /s/ Moshe Mandelbaum
Name: Moshe Mandelbaum
Title: Vice President

Brookfield Retail Split LP

By: Brookfield REP GP Inc., its general partner

By: /s/ Karen Ayre	Date: November 5, 2010
Name: Karen Ayre
Title: Vice President

Brookfield US Holdings Inc.

By: /s/ Aleks Novakovic	Date: November 5, 2010
Name: Aleks Novakovic
Title: Vice-President

Designated Filer:	Brookfield Asset Management Inc.
Issuer & Ticker Symbol:	New GGP, Inc. (GGP)
Date of Event Requiring Statement:	November 5, 2010

Brookfield US Corporation

By: /s/ Karen Ayre	Date: November 5, 2010
Name: Karen Ayre
Title: Vice President

Brookfield REP GP Inc.

By: /s/ Karen Ayre	Date: November 5, 2010
Name: Karen Ayre
Title: Vice President

Brookfield Retail Holdings LLC

By: Brookfield Asset Management Private Institutional
Capital Adviser (Canada), L.P., its Managing Member

By: Brookfield Private Funds Holdings Inc., its general partner

By: /s/ Karen Ayre	Date: November 5, 2010
Name: Karen Ayre
Title: Vice President

By: /s/ Moshe Mandelbaum
Name: Moshe Mandelbaum
Title: Vice President